EXHIBIT 11
Computation of Primary and Fully Diluted Net Income Per Common Share


                                                                                  Year Ended December 31
                                                                  ------------------------------------------------------
(Dollars in millions, except per share data)                                 1994              1993              1992
- ------------------------------------------------------------------------------------------------------------------------
Primary:
  Average shares outstanding                                          112,826,859       112,047,588       103,707,840
  Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury
    stock method using average market price                             1,717,947         1,027,841         1,653,182
                                                                  ------------------------------------------------------
                                                                      114,544,806       113,075,429       105,361,022
                                                                  ======================================================

  Income before cumulative effect of accounting changes                    $419.8            $298.0            $154.5
  Preferred dividends                                                       (11.2)            (27.8)            (30.2)
                                                                  ------------------------------------------------------
  Income before cumulative effect of accounting changes
    applicable to common equity                                            $408.6            $270.2            $124.3
                                                                  ======================================================
  Income before cumulative effect of accounting changes
    per common share                                                        $3.57             $2.39             $1.18
                                                                  ======================================================

  Cumulative effect of accounting changes applicable to
    common equity                                                            --                --              $157.3
                                                                  ======================================================
  Cumulative effect of accounting changes per common share                   --                --               $1.49
                                                                  ======================================================

  Net income                                                               $419.8            $298.0            $311.8
  Preferred dividends                                                       (11.2)            (27.8)            (30.2)
                                                                  ------------------------------------------------------
  Net income applicable to common equity                                   $408.6            $270.2            $281.6
                                                                  ======================================================
  Net income per common share                                               $3.57             $2.39             $2.67
                                                                  ======================================================



Fully diluted: *
  Average shares outstanding                                          112,826,859       112,047,588       103,707,840
  Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury
    stock method using average market price or year-end
    market price, whichever is higher                                   1,755,817         1,065,030         2,011,784
  Assumed conversion of Series 1991A Preferred Stock                    3,655,684         3,681,740         3,951,624
                                                                  ------------------------------------------------------
                                                                      118,238,360       116,794,358       109,671,248
                                                                  ======================================================

  Income before cumulative effect of accounting changes                    $419.8            $298.0            $154.5
  Preferred dividends, excluding 1991A Preferred Stock                       (3.7)            (19.8)            (22.0)
                                                                  ------------------------------------------------------
  Income before cumulative effect of accounting changes
    applicable to common equity                                            $416.1            $278.2            $132.5
                                                                  ======================================================
  Income before cumulative effect of accounting changes
    per common share                                                        $3.52             $2.38             $1.21
                                                                  ======================================================

  Cumulative effect of accounting changes applicable to
    common equity                                                            --                --              $157.3
                                                                  ======================================================
  Cumulative effect of accounting changes per common share                   --                --               $1.43
                                                                  ======================================================

  Net Income                                                               $419.8            $298.0            $311.8
  Preferred dividends, excluding 1991A Preferred Stock                       (3.7)            (19.8)            (22.0)
                                                                  ------------------------------------------------------
  Net income applicable to common equity                                   $416.1            $278.2            $289.8
                                                                  ======================================================
  Net income per common share                                               $3.52             $2.38             $2.64
                                                                  ======================================================

 * This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 17 of APB Opinion No. 15 because it results in dilution of less than 3%.